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                                                            EXHIBIT 4.(II)(E)(5)


                                                                    Contract No.
                                                                        MA-13626



                             AUTHORIZATION AGREEMENT


                                     Between


                          THE UNITED STATES OF AMERICA


                 represented by the Secretary of Transportation


                                       and


                                BANK OF NEW YORK

                         as Indenture Trustee under the


                     Trust Indenture dated October 16, 2000

                                 between it and


                             CAPE MAY LIGHT, L.L.C.

                      a Delaware limited liability company


                             Dated October 16, 2000







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                             AUTHORIZATION AGREEMENT

                                     BETWEEN

                          THE UNITED STATES OF AMERICA

                                       AND

                     THE BANK OF NEW YORK, INDENTURE TRUSTEE

             (Under Title XI, Merchant Marine Act, 1936, as amended)


         THIS AUTHORIZATION AGREEMENT, dated October 16, 2000 is entered into between (i) the UNITED STATES OF America, represented by the SECRETARY OF TRANSPORTATION, acting by and through the MARITIME ADMINISTRATOR (the "Secretary"), and (ii) The Bank of New York, a New York banking corporation, as the Indenture Trustee under the Trust Indenture dated the date hereof between the Indenture Trustee and Cape May Light, L.L.C., a Delaware limited liability company (the "Shipowner").

                                    RECITALS

         A. Under the provisions of Title XI of the Merchant Marine Act, 1936, as amended (the "Act"), the Secretary has determined that the requirements of the Act with respect to the Guarantees and the Obligations proposed to be issued under the Indenture have been met; and

         B. The Secretary and the Indenture Trustee have entered into this Authorization Agreement in order (1) to authorize the Indenture Trustee to endorse and execute by means of a facsimile signature of the Secretary and a facsimile seal of the U.S. Department of Transportation and to authenticate on each of the Obligations the Guarantee of the United States pursuant to the terms of the Indenture, (2) to agree upon the procedures whereby the Indenture Trustee or any Holder of any Outstanding Obligation, as agent and attorney-in-fact for the Holders of all Outstanding Obligations, as provided in the Indenture, will make demand upon the Secretary for payment of the Guarantees, and (3) to provide for the payment of the Guarantees by the Secretary to the Indenture Trustee.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:



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                                    ARTICLE I
            EXECUTION, AUTHENTICATION AND DELIVERY OF THE GUARANTEES

         Section 1.01. Authorization to Imprint, Authenticate and Deliver.

         (a) The Secretary hereby authorizes and directs the Indenture Trustee to cause the Guarantees, the facsimile signature of the Maritime Administrator or the Acting Maritime Administrator, and facsimile seal of the U.S. Department of Transportation to be imprinted upon Obligations consisting of the Bonds, attached to the Indenture as Exhibit 2 and issued in accordance with Article II and Article III of the Indenture. The form of the Guarantee to be imprinted on the Obligation is as follows:

         "The United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator, pursuant to Title XI of the Merchant Marine Act, 1936, as amended, hereby guarantees to the holder of the Obligation, annexed hereto, upon demand of the holder or his agent, payment of the unpaid interest on, and the unpaid balance of the principal of, such Obligation, including interest accruing between the date of default under such Obligation, and the payment in full of the Obligation under this Guarantee. The full faith and credit of the United States of America is pledged to the payment of this Guarantee. The validity of this Guarantee is incontestable in the hands of any holder of such Obligation Payment of this Guarantee will be made in accordance with the provisions of such Obligation.

                                       UNITED STATES OF AMERICA
                                       SECRETARY OF TRANSPORTATION

(SEAL)                                 By
                                          --------------------------------------
                                          Maritime Administrator"

         (b) The Secretary hereby authorizes and directs the Indenture Trustee to authenticate the Obligations and Guarantees thereon, and to deliver such Obligations and Guarantees in accordance with the Indenture and herewith.

         (c) Once an Obligation has been imprinted with the Guarantees, the requisite facsimile signatures and seals, authenticated by the Trustee and delivered to the Holders, then that Obligation shall bind the United States regardless of the fact that the individual signing as such Maritime Administrator or Acting Maritime Administrator ceased to hold such office prior to the authentication and delivery of the Obligation bearing such Guarantee, or did not hold such office on the date of such Obligation.

         Section 1.02. Issuance of Obligations. The Indenture Trustee is authorized to execute, authenticate and deliver the Guarantees in the manner set forth in Section 1.01 above, only in accordance with the Obligations issued under Sections 2.01, 2.02, 2.07, 2.09 and 3.10 (b) of the Indenture.


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                                   ARTICLE II
                        DEMAND FOR PAYMENT OF GUARANTEES

         Section 2.01. Default under the Indenture.

         (a) In the event of any Indenture Default, the Indenture Trustee or any Holder of an Outstanding Obligation may demand, in accordance with the provisions of Section 6.02 of the Indenture, on behalf of the Holders of all the Obligations then Outstanding, payment by the Secretary of the unpaid principal and interest to the date of payment on all Outstanding Obligations.

         (b) Within 30 days from the date of any demand for payment made pursuant to paragraph (a) of this Section, the Secretary shall pay to the Indenture Trustee as agent and attorney-in-fact for the Holders of the Outstanding Obligations, all the unpaid interest to the date of such payment on, and the unpaid balance of the principal of, all Outstanding Obligations as aforesaid in full, in cash; provided that, in the case of a demand made as a result of a Payment Default, the Secretary shall not be required to make such payment if (i) prior to such demand the Secretary shall have assumed the Obligations pursuant to Section 6.09 of the Indenture or (ii) prior to the expiration of such 30-day period subsequent to such demand and prior to any payment of the Guarantees by the Secretary, he shall find there was no Payment Default or that such Payment Default had been remedied prior to such demand, and in any such case the Guarantees shall remain in full force and effect. The Secretary shall give prompt written notice to the Shipowner and the Indenture Trustee of each such finding.

         Section 2.02. Payment of the Guarantees. The Secretary and the Indenture Trustee confirm that, in accordance with the provisions of the Obligations and the Indenture, the payment of the Guarantees as provided in
Section 2.01 by the Secretary to the Indenture Trustee, as agent and attorney-in-fact for the Holders of all Outstanding Obligations, shall be made by the Secretary to, and accepted by, the Indenture Trustee, solely for the benefit of the Holders of Outstanding Obligations, as payment in full of the Outstanding Obligations, and that such Obligations will thereupon cease to be Obligations of the Shipowner.

                                   ARTICLE III
             REPRESENTATIONS AND COVENANTS OF THE INDENTURE TRUSTEE

         Section 3.01. Consent of the Secretary. The Indenture Trustee covenants that it will not, without the written consent of the Secretary, and then only upon such conditions, if any, as may be specified in such consent, (a) take or participate in the taking of any action which, by the terms of the Indenture, may require the consent of the Secretary, or (b) enter into any amendment or supplement to the Indenture, or waive any condition of the Indenture, except in the case of any such waiver as the Indenture may expressly permit.

         Section 3.02. Authorization, Execution and Delivery. The Indenture Trustee represents and warrants that it has satisfied all requirements of law for its due execution and delivery of this


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Authorization Agreement and upon execution and delivery hereof, this
Authorization Agreement will constitute a valid and legally binding obligation of the Indenture Trustee, enforceable in accordance with its terms.

         Section 3.03. Agreements of Indenture Trustee. The Indenture Trustee agrees that it shall:

         (a) Furnish to the Secretary a written statement of the principal amount, interest rate, Stated Maturity and date of delivery of any (1) Obligations that are authenticated and delivered in accordance with Sections
2.01 and 2.02 of the Indenture on the date hereof and on each subsequent date of delivery of each tranche; and (2) Obligations that are authenticated and delivered by the Indenture Trustee under Section 1.02 and 1.03 hereof within 15 Business Days after each such delivery.

         (b) Permit the Secretary, at all reasonable times upon request, to make such reasonable, material and pertinent examinations and audits of its records and books of account and take such information as the Secretary deems reasonable pertaining to the Indenture, the Obligations, the Guarantees and this Authorization Agreement, and all matters related thereto; and

         (c) Furnish to the Secretary, promptly upon request, such reasonable, material and pertinent reports, evidence, proof or information, in addition to that furnished under other provisions hereof, bearing on matters pertaining to the Indenture, the Obligations, and the Guarantees, and acts performed by the Indenture Trustee with respect thereto, as the Secretary may reasonably deem necessary or appropriate.

                                   ARTICLE IV
                               GENERAL PROVISIONS

         Section 4.01. Definitions. For all purposes of this Authorization Agreement, unless otherwise expressly provided or unless the context otherwise requires, capitalized terms not specifically defined herein shall have the respective meanings given in Schedule A to the Indenture.

         Section 4.02.     Secretary's Agreements. The Secretary agrees that:

         (a) This Authorization Agreement and the Guarantees of the Obligations are made and entered into pursuant to Title XI of the Act, and conclusively evidence the eligibility of the Obligations for the Guarantees, and the validity of the Guarantees shall be incontestable;

         (b) The obligations of the United States to pay the Guarantees shall be subject to no conditions whatsoever, express or implied, except that demand shall have been made therefor by the Indenture Trustee or any Holder of an Outstanding Obligation not later than 60 days from the date of an Indenture Default that shall have occurred and be continuing, it being the intent of the



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United States that the Guarantees will be paid under any and all circumstances upon demand duly made therefor; and

         (c) In the event of an Indenture Default of which the Secretary has actual knowledge, the Secretary will publish notice in the Authorized Newspaper of the occurrence of such Indenture Default within 30 days from the date of such Indenture Default, unless demand for payment under the Guarantees shall previously have been made by the Indenture Trustee, but any failure to publish such notice or any defect therein shall not affect in any way any rights of the Indenture Trustee or any Holder of an Obligation with respect to such Indenture Default, or in any way affect the rights of the Secretary.

         Section 4.03. Benefits to Holders of Obligations. All authorizations and directions to authenticate and deliver Obligations and Guarantees, and all other agreements of the Secretary herein are made with the Indenture Trustee for, and shall inure to, the benefit of all Holders of the Obligations. The agreements of the Indenture Trustee herein are made with the Secretary for, and shall inure to, the benefit of all Holders of the Obligations.

         Section 4.04. Successor Indenture Trustee; Amendments and Supplements. The authority and direction granted to the Indenture Trustee hereby, and all rights of the Indenture Trustee hereunder, are granted to and shall accrue to the benefit of any Person who from time to time acts as successor Indenture Trustee, pursuant to the terms of Article VII of the Indenture; provided that, such successor Indenture Trustee and the Secretary shall have entered into an amendment hereto whereby such successor Indenture Trustee agrees to fulfill the obligations of the Indenture Trustee hereunder. Except as provided in the preceding sentence, this Authorization Agreement may not be amended or supplemented in any regard whatever, nor may the rights or obligations of the Indenture Trustee hereunder be assigned to any other Person, except by a writing duly executed by the Indenture Trustee and the Secretary.

         Section 4.05. Effective Period. This Authorization Agreement and the authorization and direction to authenticate and deliver Guarantees granted to the Indenture Trustee (or any successor Indenture Trustee) shall have effect from the date hereof until termination upon, and only upon, the occurrence of one or both of the following events:

         (a) When the Indenture shall have been satisfied and discharged in accordance with Section 12.01 thereto; or

         (b) When the Guarantees of all the Outstanding Obligations shall have been terminated in accordance with Section 6.04(a) of the Indenture.

         Section 4.06. Payments, Notices or Other Communications. Except as otherwise provided herein, all payments, notices or other communications provided for herein may be made or delivered in person, or by registered or certified mail, postage prepaid, addressed to the party at the address of such party specified below, or at such other address as such party shall advise the other party by written notice, and shall be effective upon mailing or delivery in person.


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         The addresses of the Secretary and the Indenture Trustee are as follows:

                           SECRETARY OF TRANSPORTATION
                           c/o Maritime Administrator
                           Department of Transportation
                           400 Seventh Street, S.W.
                           Washington, D.C. 20590

                           The Bank of New York
                           101 Barclay Street
                           New York, NY 10286
                           Attention: Corporate Trust Administration

         Section 4.07. Execution of Counterparts. This Authorization Agreement may be executed in any number of counterparts. All such counterparts shall be deemed to be originals, and shall together constitute but one and the same instrument.

         Section 4.08. Titles and Headings. The titles of the Articles and the headings of the Sections are not a part of this Authorization Agreement, and shall not be deemed to affect the meaning or construction of any of its provisions.

         Section 4.09. Conformity with Regulations. The Secretary hereby affirms that, with respect to the rights of the Indenture Trustee and the Holders, this Authorization Agreement conforms to its existing regulations governing the issuance of commitments to guarantee and guarantees under Title XI of the Act.



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         IN WITNESS WHEREOF, this Authorization Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                       UNITED STATES OF AMERICA,
                                       SECRETARY OF TRANSPORTATION

                                       BY:  MARITIME ADMINISTRATOR

                                       / s / Joel C. Richard
                                       -----------------------------------------

                                       Secretary

ATTEST:


/ S / SARAH J. WASHINGTON
-----------------------------------------
Assistant Secretary



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INDENTURE TRUSTEE:                           THE BANK OF NEW YORK



                                                      / s / Mary LaGumina
                                             By
                                                --------------------------------
                                                   Name:  Mary LaGumina
                                                     Title:  Vice President


ATTEST:

         / s / Remo Reale
By
   -----------------------------------------